                                                                    Exhibit 21-a

                           SUBSIDIARIES OF THE COMPANY

The following list of subsidiaries of the Company identifies the name of the subsidiary, the state or other jurisdiction of incorporation or organization and the name under which such subsidiaries do business:

                                  ADC EUROPE NV
                                     BELGIUM
                                 ADC, ADC EUROPE

                             ADC TELECOM CANADA INC.
                                     CANADA

                          ADC TELECOMMUNICATIONS UK LTD
                                 UNITED KINGDOM
                           ADC, ADC TELECOMMUNICATIONS

                            ADC INTERNATIONAL LIMITED
                                     JAMAICA

                     ADC TELECOMUNICACIONES VENEZUELA, S.A.
                                    VENEZUELA

                           ADC DE MEXICO, S.A. DE C.V.
                                     MEXICO

                            KENTROX INDUSTRIES, INC.
                             A DELAWARE CORPORATION
                              KENTROX, ADC KENTROX

                        AMERICAN LIGHTWAVE SYSTEMS, INC.
                             A DELAWARE CORPORATION
                                       ALS

                              FIBERMUX CORPORATION
                            A CALIFORNIA CORPORATION
                             FIBERMUX, ADC FIBERMUX

                  ADC TELECOMMUNICATIONS AUSTRALIA PTY. LIMITED
                                    AUSTRALIA

                  ADC TELECOMMUNICATIONS SINGAPORE PTE LIMITED
                                    SINGAPORE


Pursuant to Item 601 (b) (22) (ii) of Regulation S-K, the Company omits any of its other subsidiaries from this exhibit on the grounds that, considered in the aggregate as a single subsidiary, as of the end of fiscal 1993 such subsidiaries would not constitute a significant subsidiary as defined in Rule 1-02 (v) of Regulation S-X. Inclusion in this exhibit of those subsidiaries listed above should not necessarily be construed as an indication that such subsidiaries, either considered alone or considered in the aggregate as a single subsidiary, constitute a significant subsidiary as so defined.